Exhibit 99.1

Tapestry, Inc. Names Joanne Crevoiserat Chief Executive Officer

NEW YORK--(BUSINESS WIRE)--October 27, 2020--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced that its Board of Directors has appointed Joanne Crevoiserat as Chief Executive Officer, effective immediately. Ms. Crevoiserat has served as the Company’s Interim Chief Executive Officer since July 2020, after having joined the Company as Chief Financial Officer in August 2019. Ms. Crevoiserat is also expected to be appointed as a member of Tapestry’s Board of Directors at the next regularly scheduled Board meeting. Susan Kropf, an independent member of Tapestry’s Board of Directors since June 2006, will continue to serve as Chair of the Board.

Ms. Kropf commented, “After completing a comprehensive internal and external search, the Board unanimously concluded that Joanne is the best candidate to lead Tapestry’s next chapter of growth as CEO. Since taking on the role of Interim CEO in July, Joanne has led with a customer-centric, data-driven approach, an understanding of the unique needs and advantages of our house of brands and a focus on execution and growth. Joanne has a passion for our brands and our Company, deep financial and operational expertise and a belief in the power of our teams. She has been instrumental in setting Tapestry’s strategic agenda and has a clear vision for what is needed to drive our success in the future.”

Ms. Crevoiserat said, “I am thrilled to be leading Tapestry, with its three powerful brands, exceptional people and tremendous growth potential. Since joining the Company over a year ago, I have been focused on unlocking the power of our talented teams by establishing clear priorities and building a culture of trust and empowerment. I am excited about the opportunities ahead as we execute on our Acceleration Program, which I am confident will create stronger connections with our customers and fuel long-term growth and improved profitability.”

Prior to joining the Company, Ms. Crevoiserat was Executive Vice President and Chief Operating Officer at Abercrombie & Fitch Co. from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer and also served as Executive Vice President, CFO and COO, and Interim Principal Executive Officer during her tenure with the company. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl’s Corporation including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance. Ms. Crevoiserat has served on the board of directors of At Home Group Inc. since January 2019.

About Tapestry, Inc.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements regarding the Acceleration Program and statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “proactive,” “preemptive,” “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities,” “next chapter” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, and the impact of legislation, etc. Please refer to the Company’s latest Annual Report on Form 10-K, quarterly report on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Interim Chief Financial Officer
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com